THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION FROM REGISTRATION.

Number ___	_______ Shares

ARRAYIT DIAGNOSTICS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF nevada

This Certifies that ________________________________

is the owner of _________________________________

FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES B PREFERRED stock, $.001 PAR VALUE, OF

Arrayit Diagnostics, Inc. transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

Witness the original signatures of the Company’s duly authorized officers.

Dated: ___________________

/s/ John Howell	/s/ John Howell
John Howell, President	John Howell, Secretary

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.